                                                                  EXHIBIT 23(i)a



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference into (a) the Registration Statement on Form S-8 (Registration No. 33-64071) relating to the Defined Contribution Plan of American Brands, Inc. and Participating Operating Companies, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of American Brands, Inc., and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039 and 33-3985) of American Brands, Inc. of:

          (1) our report dated February 3, 1997, accompanying the consolidated financial statements of American Brands, Inc. and its subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference into this Annual Report on Form 10-K of American Brands, Inc., and

          (2) our report dated February 3, 1997, accompanying the consolidated financial statement schedule of American Brands, Inc. and its subsidiaries, included in this Annual Report on Form 10-K.

We also consent to the references to our firm as experts in the prospectuses related to the Registration Statements on Form S-3 referred to above.



                                COOPERS & LYBRAND L.L.P.



1301 Avenue of the Americas
New York, New York  10019
March 13, 1997